Exhibit 99.1
RXO Completes Spin-Off from XPO
Begins Trading on New York Stock Exchange as Fourth Largest Broker of Full Truckload Freight Transportation in the United States

CHARLOTTE, N.C. — November 1, 2022 — RXO (NYSE: RXO) today began its first day of “regular way” trading on the New York Stock Exchange, officially completing its spin-off as an independent publicly traded company. RXO is the former tech-enabled brokered transportation platform of XPO (NYSE: XPO) and is the fourth largest full truckload broker in the United States. RXO’s leadership team and board members celebrated the launch by ringing the New York Stock Exchange’s Opening Bell®.
Drew Wilkerson, chief executive officer of RXO, said, “Today is a landmark moment for our business. With the launch of RXO, we’ve established a standalone tech-enabled pure-play that will continue to thrive in any market. RXO is well positioned to unlock value for our stakeholders.”
RXO launches with approximately 7,400 employees as part of its proven, asset-light model. The company’s core tech-enabled truck brokerage business connects customers to approximately 100,000 independent carriers and more than 1.5 million trucks across North America. Shippers access massive capacity on-demand through the company’s proprietary RXO Connect™ digital brokerage platform, which incorporates machine learning and fully automates the brokerage process. RXO’s blue-chip customers span a wide variety of industries and include more than half of the Fortune 100 and more than 200 of the Fortune 500.
Separation Completion
Under the terms of the previously announced separation, XPO stockholders received one share of RXO common stock for every one share of XPO common stock held as of the close of business on the record date for the distribution, October 20, 2022. RXO shares were distributed at 12:01 a.m. Eastern Time on November 1, 2022, in a distribution that is intended to be tax-free to XPO stockholders for U.S. federal income tax purposes.
BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC acted as financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Wachtell, Lipton, Rosen & Katz acted as legal advisors in connection with the separation.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation, freight forwarding and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains. RXO’s proprietary technology connects approximately 10,000 customers with over 100,000 independent carriers across North America. The company has approximately 7,000 employees and is headquartered in Charlotte, N.C. Visit RXO.com for more information and connect with RXO on Facebook, Twitter, LinkedIn, Instagram and YouTube.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the benefits of the spin-off transaction. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include our ability to achieve the expected benefits of the spin-off, and the risks that will be discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to the COVID-19 pandemic; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; and the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted.
All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
Investor Contact
Kevin Sterling
+ 1 804-441-6179
kevin.sterling@rxo.com
Media Contact
Nina Reinhardt
+1 980-408-1594
nina.reinhardt@rxo.com